2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports Third Quarter 2013 Results
Same-Property RevPAR Increased 6.2 Percent; Adjusted EBITDA rose 25.5 Percent

Bethesda, MD, October 24, 2013 -- Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the third quarter ended September 30, 2013. The Company’s results include the following:

	Third Quarter		Nine Months Ended, September 30
	2013	2012	2013	2012
	($ in millions except per share and RevPAR data)

Net income (loss) to common shareholders	$11.3	$7.5	$15.1	$5.6
Net income (loss) per diluted share	$0.18	$0.13	$0.24	$0.10

Same-Property RevPAR(1)	$202.10	$190.25	$186.21	$174.25
Same-Property RevPAR growth rate	6.2%		6.9%

Same-Property EBITDA(1)	$47.3	$44.9	$119.1	$109.7
Same-Property EBITDA growth rate	5.4%		8.6%
Same-Property EBITDA Margin(1)	30.9%	30.8%	28.1%	27.3%

Adjusted EBITDA(1)	$44.4	$35.4	$109.3	$82.3
Adjusted EBITDA growth rate	25.5%		32.8%

Adjusted FFO (1)	$28.3	$22.0	$66.7	$47.6
Adjusted FFO per diluted share(1)	$0.46	$0.37	$1.08	$0.86
Adjusted FFO per diluted share growth rate	24.3%		25.6%

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property revenue per available room (“RevPAR”), average daily rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“We’re very pleased with the performance of our portfolio during the third quarter, despite economic and political headwinds, as we continued to outperform the hotel industry,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Our properties located on the west coast, primarily in San Francisco, Seattle and Portland, led the portfolio’s performance. The hotel industry continued to generate healthy RevPAR growth in the quarter, as demand outpaced limited new supply, leading to increased pricing power and higher rates for our portfolio and the lodging industry.”

Third Quarter Highlights

▪
Same-Property RevPAR: Same-Property revenue per available room (“Same-Property RevPAR”) in the third quarter of 2013 increased 6.2 percent over the same period of 2012 to $202.10. Same-Property average daily rate (“Same-Property ADR”) grew 6.3 percent from the third quarter of 2012 to $232.85. Same-Property Occupancy declined 0.1 percent to 86.8 percent.

▪
Same-Property EBITDA: The Company’s hotels generated $47.3 million of Same-Property EBITDA for the quarter ended September 30, 2013, climbing 5.4 percent from the same period of 2012. Same-Property Revenues increased 5.0 percent, while Same-Property Expenses rose 4.8 percent. As a result, Same-Property EBITDA Margin grew to 30.9 percent for the quarter ended September 30, 2013, representing an improvement of 11 basis points as compared to the same period last year.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA increased to $44.4 million from $35.4 million in the prior year period, a gain of $9.0 million, or 25.5 percent.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed to $28.3 million from $22.0 million in the prior year period, an increase of 28.6 percent.

▪
Dividends: On September 13, 2013, the Company declared a regular quarterly cash dividend of $0.16 per share on its common shares, a regular quarterly cash dividend of $0.4921875 per share on its 7.875 percent Series A Cumulative Redeemable Preferred Shares, a regular quarterly cash dividend of $0.50 per share on its 8.0 percent Series B Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.40625 per share on its 6.50 percent Series C Cumulative Redeemable Preferred Shares.

“We were able to grow Same-Property RevPAR by 6.2 percent in the quarter despite disruptions caused by the on-going comprehensive renovation of Affinia 50, which is nearing completion. With very strong occupancy of 86.8 percent, occupancy was roughly flat in the quarter, and ADR gains made up all of our RevPAR growth,” added Mr. Bortz. “We’re excited about the continued progress we’re making in improving operating performance since acquiring our hotels, and we look forward to the future positive impact our array of best practice programs will have on further increasing the margins in our portfolio.”

Capital Reinvestment

During the third quarter, the Company invested $8.9 million in capital improvements in its portfolio.

In January 2013, the Company, along with its joint venture partner, commenced an $18.0 to $20.0 million comprehensive renovation, reconfiguration and expansion of the Affinia 50, which includes completely renovating its guest rooms, corridors, lobby, public areas and exterior. The reconfiguration of the hotel will increase the number of guest rooms by almost 20 percent, from 210 to 251. The project continues to be on budget and is expected to be substantially complete in November. The Company expects to fund its 49 percent pro rata share of the remaining total project costs with available cash.

On September 18, 2013, the Company up-branded its 310-room Sheraton Delfina Santa Monica to the upper upscale Le Méridien brand. In conjunction with the re-branding and repositioning, the Company expects to incur $0.5 million of transition costs and invest an additional $2.0 million for capital improvements in the hotel. Viceroy Hotels and Resorts continues to manage the property.

In addition to its capital reinvestment programs, Pebblebrook remains committed to implementing a comprehensive array of asset management best practices, initiatives and operating efficiencies throughout its portfolio to boost hotel revenues and improve operating efficiencies in a continuous effort to drive strong margin growth. Since its first hotel acquisition in 2010, the Company has identified almost $17.0 million of annualized best practices and asset management opportunities throughout its portfolio that it has either implemented or is in the process of implementing.

Acquisitions

On August 8, 2013, the Company acquired the Redbury Hotel for $34.0 million. The 57-suite, luxury full-service hotel is located in the heart of Hollywood, California. The property continues to be managed by sbe Hotel Group.

On August 28, 2013, the Company acquired the Hotel Modera for $47.5 million. The 174-room urban, boutique, upper upscale full-service hotel is located in downtown Portland, Oregon. The property is now managed by OLS Hotels and Resorts.

“We’re very enthusiastic about the $194.0 million of high-quality acquisitions this year in our west coast target markets of San Diego, Los Angeles and Portland,” said Mr. Bortz. “We believe these properties offer great opportunities for outsized RevPAR growth, margin expansion and value creation through the implementation of our asset management and best practice initiatives.”

Since its initial public offering in December 2009, the Company has acquired 28 properties totaling $2.2 billion of invested capital, including its joint venture with Denihan Hospitality Group, which owns six upper upscale hotels (the “Manhattan Collection”) in New York, New York.

Year-to-Date Highlights

▪
Same-Property RevPAR, ADR, and Occupancy: Same-Property RevPAR for the nine months ended September 30, 2013 increased 6.9 percent over the same period of 2012 to $186.21. Year-to-date, Same-Property ADR grew 4.7 percent to $221.39 from the comparable period of 2012, while year-to-date Same-Property Occupancy climbed 2.0 percent to 84.1 percent.

▪
Same-Property Hotel EBITDA: The Company’s hotels generated $119.1 million of Same-Property Hotel EBITDA for the nine months ended September 30, 2013, an improvement of 8.6 percent compared with the same period of 2012. Same-Property Hotel Revenues grew 5.5 percent, while Same-Property Hotel Expenses rose 4.3 percent. As a result, Same-Property Hotel EBITDA Margin for the nine months ended September 30, 2013 improved 80 basis points to 28.1 percent as compared to the same period last year.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA increased 32.8 percent, or $27.0 million, to $109.3 million from $82.3 million in the prior year period.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 40.2 percent to $66.7 million from $47.6 million in the prior year period.

Balance Sheet

As of September 30, 2013, the Company had $550.6 million in consolidated debt and $225.4 million in unconsolidated, non-recourse, secured debt at weighted-average interest rates of 4.4 percent and 3.6 percent, respectively. The Company’s total combined consolidated and unconsolidated weighted-average interest rate on its debt is 4.2 percent. The Company had $100.0 million outstanding in the form of an unsecured term loan and no outstanding balance on its $200.0 million senior unsecured revolving credit facility. As of September 30, 2013, the Company had $126.0 million of consolidated cash, cash equivalents and restricted cash and $12.7 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company’s 49 percent pro rata interest in the Manhattan Collection.

On September 30, 2013, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.2 times and total net debt to trailing 12-month corporate EBITDA was 4.4 times. The Company’s total debt to total assets ratio was 32 percent. Excluding its interest in the off-balance sheet Manhattan Collection, the Company’s fixed charge coverage ratio was 2.1 times, net debt to trailing 12-month corporate EBITDA was 3.5 times and total debt to total assets ratio was 28 percent.

2013 Outlook

The Company's outlook for 2013, which assumes no additional acquisitions, has been increased to reflect the Company’s third quarter acquisitions of The Redbury Hotel and Hotel Modera, partially offset by the negative impact of the federal government shutdown in October. This outlook, which assumes similar ongoing economic growth, positive business travel trends and other significant assumptions, is as follows:

	2013 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$38.6	$40.6
Net income per diluted share	$0.63	$0.66

Adjusted EBITDA	$147.6	$149.6

Adjusted FFO	$87.4	$89.4
Adjusted FFO per diluted share	$1.42	$1.45

This 2013 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	1.5%	2.0%
U.S. Hotel Industry RevPAR growth rate	5.25%	5.75%

Same-Property RevPAR	$185.00	$186.00
Same-Property RevPAR growth rate	6.0%	6.5%

Same-Property EBITDA	$160.6	$162.6
Same-Property EBITDA Margin	28.2%	28.7%
Same-Property EBITDA Margin growth rate	75 bps	125 bps

Corporate cash general and administrative expenses	$12.0	$12.0
Corporate non-cash general and administrative expenses	$3.5	$3.5

Total capital investments related to renovations, capital maintenance and return on investment projects	$55.0	$60.0

Weighted-average fully diluted shares and units	61.6	61.6

The Company's outlook for the fourth quarter of 2013 is as follows:

	Fourth Quarter 2013 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$180.00	$184.00
Same-Property RevPAR growth rate	3.0%	5.0%

Same-Property EBITDA	$41.5	$43.5
Same-Property EBITDA Margin	29.0%	29.5%
Same-Property EBITDA Margin growth rate	125 bps	175 bps

Adjusted EBITDA	$38.3	$40.3
Adjusted FFO	$20.7	$22.7
Adjusted FFO per diluted share	$0.34	$0.37

Weighted-average fully diluted shares and units	61.7	61.7

The Company’s 2013 and Fourth Quarter Outlooks reflect the Company’s 49 percent pro rata interest in the Manhattan Collection.

The Company’s estimates and assumptions for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth for 2013 include the hotels owned as of September 30, 2013 as if they had been owned by the Company for the entire year of 2013, except for Hotel Zetta, which is not included in the first quarters of 2012 and 2013; The Redbury Hotel, which is not included in the first and second quarters of 2012 and 2013; and Hotel Modera, which is not included in the first, second and third quarters of 2012 and 2013. The Company’s 2013 outlook assumes no additional acquisitions beyond the hotels the Company owned as of September 30, 2013.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, October 25, 2013 at 9:00 AM EDT. To participate in the conference call, please dial (888) 256-1027 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to http://www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 28 hotels, including 22 wholly owned hotels with a total of 5,191 guest rooms and a 49% joint venture interest in six hotels with a total of 1,733 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, including: Los Angeles, California (Hollywood, Santa Monica, West Hollywood and Westwood); San Diego, California; San Francisco, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River

Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit us at www.pebblebrookhotels.com and on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of October 24, 2013. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1300

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$1,603,236	$1,417,229
Investment in joint venture	256,658	283,011
Ground lease asset, net	10,118	10,283
Cash and cash equivalents	110,042	85,900
Restricted cash	15,930	12,034
Hotel receivables (net of allowance for doubtful accounts of $260 and $28, respectively)	23,500	13,463
Deferred financing costs, net	5,167	5,753
Prepaid expenses and other assets	20,194	18,489
Total assets	$2,044,845	$1,846,162

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$—	$—
Term loan	100,000	100,000
Mortgage debt (including mortgage loan premium of $6,270 and $2,498, respectively)	456,847	368,508
Accounts payable and accrued expenses	57,916	47,364
Advance deposits	8,203	4,596
Accrued interest	1,896	1,328
Distribution payable	15,271	11,274
Total liabilities	640,133	533,070
Commitments and contingencies
Shareholders’ equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference of $325,000 and $225,000 at September 30, 2013 and December 31, 2012), 100,000,000 shares authorized; 13,000,000 shares issued and outstanding at September 30, 2013 and 9,000,000 issued and outstanding at December 31, 2012	130	90
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 61,179,628 issued and outstanding at September 30, 2013 and 60,955,090 issued and outstanding at December 31, 2012	612	610
Additional paid-in capital	1,465,905	1,362,349
Accumulated other comprehensive income (loss)	911	(300)
Distributions in excess of retained earnings	(64,191)	(49,798)
Total shareholders’ equity	1,403,367	1,312,951
Non-controlling interests	1,345	141
Total equity	1,404,712	1,313,092
Total liabilities and equity	$2,044,845	$1,846,162

Pebblebrook Hotel Trust
Consolidated Statement of Operations
($ in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Revenues:
Hotel operating revenues:
Room	$90,093	$68,596	$240,632	$175,083
Food and beverage	32,900	29,236	99,291	83,630
Other operating	8,241	6,473	22,526	17,233
Total revenues	$131,234	$104,305	$362,449	$275,946

Expenses:
Hotel operating expenses:
Room	$22,063	$17,045	$61,768	$45,521
Food and beverage	24,705	21,716	74,180	61,836
Other direct	3,619	3,229	10,344	8,935
Other indirect	32,629	26,061	92,893	71,999
Total hotel operating expenses	83,016	68,051	239,185	188,291
Depreciation and amortization	13,971	11,055	40,747	30,742
Real estate taxes, personal property taxes and property insurance	6,008	4,571	17,240	12,610
Ground rent	1,983	651	5,660	1,608
General and administrative	4,253	3,886	12,838	12,296
Hotel acquisition costs	268	514	1,429	1,340
Total operating expenses	109,499	88,728	317,099	246,887
Operating income	21,735	15,577	45,350	29,059
Interest income	670	82	1,964	111
Interest expense	(6,074)	(3,949)	(17,457)	(10,671)
Equity in earnings (loss) of joint venture	2,284	2,152	2,492	1,636
Income (loss) before income taxes	18,615	13,862	32,349	20,135
Income tax (expense) benefit	(1,088)	(1,757)	(137)	(840)
Net income (loss)	17,527	12,105	32,212	19,295
Net income (loss) attributable to non-controlling interests	112	187	211	304
Net income (loss) attributable to the Company	17,415	11,918	32,001	18,991
Distributions to preferred shareholders	(6,100)	(4,456)	(16,872)	(13,369)
Net income (loss) attributable to common shareholders	$11,315	$7,462	$15,129	$5,622

Net income per share available to common shareholders, basic and diluted	$0.18	$0.13	$0.24	$0.10
Weighted-average number of common shares, basic	61,179,524	58,714,055	61,086,834	54,227,155
Weighted-average number of common shares, diluted	61,347,863	58,760,334	61,279,252	54,314,469

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, EBITDA, Adjusted FFO and Adjusted EBITDA
($ in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net income (loss)	$17,527	$12,105	$32,212	$19,295
Adjustments:
Depreciation and amortization	13,928	11,015	40,619	30,625
Depreciation and amortization from joint venture	2,022	2,469	6,776	7,333
FFO	$33,477	$25,589	$79,607	$57,253
Distribution to preferred shareholders	$(6,100)	$(4,456)	$(16,872)	$(13,369)
FFO available to common share and unit holders	$27,377	$21,133	$62,735	$43,884
Hotel acquisition costs	268	514	1,429	1,340
Non-cash ground rent	665	55	2,405	164
Amortization of LTIP units	395	395	1,185	1,185
Management/franchise contract transition costs	107	(79)	304	1,008
Interest expense adjustment for above market loan	(502)	—	(1,374)	—
Adjusted FFO available to common share and unit holders	$28,310	$22,018	$66,684	$47,581

FFO per common share - basic	$0.44	$0.35	$1.02	$0.80
FFO per common share - diluted	$0.44	$0.35	$1.02	$0.79
Adjusted FFO per common share - basic	$0.46	$0.37	$1.08	$0.86
Adjusted FFO per common share - diluted	$0.46	$0.37	$1.08	$0.86
Weighted-average number of basic common shares and units	61,560,633	59,643,154	61,467,943	55,156,254
Weighted-average number of fully diluted common shares and units	61,728,972	59,689,433	61,660,361	55,243,568

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net income (loss)	$17,527	$12,105	$32,212	$19,295
Adjustments:
Interest expense	6,074	3,949	17,457	10,671
Interest expense from joint venture	2,306	3,164	6,601	9,675
Income tax expense (benefit)	1,088	1,757	137	840
Depreciation and amortization	13,971	11,055	40,747	30,742
Depreciation and amortization from joint venture	2,022	2,469	6,776	7,333
EBITDA	$42,988	$34,499	$103,930	$78,556
Hotel acquisition costs	268	514	1,429	1,340
Non-cash ground rent	665	55	2,405	164
Amortization of LTIP units	395	395	1,185	1,185
Management/franchise contract transition costs	107	(79)	304	1,008

Adjusted EBITDA	$44,423	$35,384	$109,253	$82,253

    To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations - Funds from operations (“FFO”) represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Hotel acquisition costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Reorganization costs from joint venture: The Company excludes reorganization costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Amortization of LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for above-market loans: The Company excludes interest expense adjustment for above-market loans assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.

The Company’s presentation of FFO in accordance with the NAREIT White Paper and EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The table above is a reconciliation of the Company’s FFO and EBITDA calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues:
Hotel operating revenues:
Room	$19,284	$19,464	$53,193	$53,275
Food and beverage	1,318	1,402	4,652	4,672
Other operating	614	617	1,870	1,967
Total revenues	21,216	21,483	59,715	59,914

Expenses:
Total hotel expenses	14,471	13,640	43,591	41,320
Depreciation and amortization	2,022	2,469	6,776	7,333
Total operating expenses	16,493	16,109	50,367	48,653
Operating income (loss)	4,723	5,374	9,348	11,261
Interest income	25	31	58	99
Interest expense	(2,306)	(3,164)	(6,601)	(9,675)
Other	(158)	(89)	(313)	(49)
Equity in earnings of joint venture	$2,284	$2,152	$2,492	$1,636

	Fixed Interest Rate	Loan Amount
Debt:
Mortgage(1)	3.61%	$225,400
Cash and cash equivalents		(5,872)
Net Debt		219,528
Restricted cash		(6,793)
Net Debt including restricted cash		$212,735

(1) Does not include the Company's pro rata interest of the $50.0 million preferred capital the Company made to the joint venture, in which Pebblebrook has a 49% ownership interest.

Notes:

These operating results represent the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Affinia Manhattan, Affinia 50, Affinia Dumont, Affinia Shelburne, Affinia Gardens and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. Any differences are a result of rounding.

The information above has not been audited and has been presented only for informational purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Total Portfolio
Same-Property Occupancy	86.8%	86.9%	84.1%	82.4%
Increase/(Decrease)	(0.1)%		2.0%
Same-Property ADR	$232.85	$218.97	$221.39	$211.39
Increase/(Decrease)	6.3%		4.7%
Same-Property RevPAR	$202.10	$190.25	$186.21	$174.25
Increase/(Decrease)	6.2%		6.9%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2013, except for Hotel Modera for both 2013 and 2012. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2013, except for the Hotel Zetta (formerly Hotel Milano) for the first quarter, The Redbury Hotel for the first and second quarters and Hotel Modera for the first, second and third quarters of both 2013 and 2012. Results for the Manhattan Collection reflect Pebblebrook’s 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Total Portfolio
Same-Property Occupancy	86.3%	85.8%	83.4%	80.9%
Increase/(Decrease)	0.6%		3.1%
Same-Property ADR	$225.32	$210.02	$214.28	$203.63
Increase/(Decrease)	7.3%		5.2%
Same-Property RevPAR	$194.53	$180.27	$178.78	$164.84
Increase/(Decrease)	7.9%		8.5%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2013, except for Hotel Modera and Pebblebrook’s 49% ownership interest in the Manhattan Collection for both 2013 and 2012. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2013, except for the Hotel Zetta (formerly Hotel Milano) for the first quarter, The Redbury Hotel for the first and second quarters, Hotel Modera for the first, second and third quarters of both 2013 and 2012 and Pebblebrook’s 49% ownership interest in the Manhattan Collection for both 2013 and 2012. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Total Portfolio
Same-Property Occupancy	89.5%	93.1%	88.1%	91.0%
Increase/(Decrease)	(3.8)%		(3.3)%
Same-Property ADR	$275.76	$267.70	$260.59	$251.48
Increase/(Decrease)	3.0%		3.6%
Same-Property RevPAR	$246.84	$249.15	$229.46	$228.97
Increase/(Decrease)	(0.9)%		0.2%

Notes:

This schedule of hotel results for the three and nine months ended September 30 includes only information for the six hotels that comprise the Manhattan Collection as of September 30, 2013. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Entire Portfolio
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Same-Property Revenues:
Rooms	$109,071	$102,543	$294,342	$276,156
Food and beverage	34,825	34,683	104,744	102,548
Other	8,856	8,248	24,446	22,927
Total hotel revenues	152,752	145,474	423,532	401,631

Same-Property Expenses:
Rooms	$27,661	$25,767	$78,684	$73,405
Food and beverage	26,649	26,376	79,774	78,317
Other direct	3,770	4,233	10,692	11,781
General and administrative	12,769	11,785	36,846	34,975
Sales and marketing	10,496	9,861	30,418	29,437
Management fees	4,919	4,614	13,355	12,161
Property operations and maintenance	4,663	4,537	13,398	13,359
Energy and utilities	3,876	3,910	10,978	11,146
Property taxes	6,706	5,891	19,444	16,946
Other fixed expenses	3,982	3,645	10,867	10,412
Total hotel expenses	105,491	100,619	304,456	291,939

Same-Property EBITDA	$47,261	$44,855	$119,076	$109,692

Same-Property EBITDA Margin	30.9%	30.8%	28.1%	27.3%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2013, except for Hotel Modera for both 2013 and 2012. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2013, except for the Hotel Zetta (formerly Hotel Milano) for the first quarter, The Redbury Hotel for the first and second quarters and Hotel Modera for the first, second and third quarters of both 2013 and 2012. Results for the Manhattan Collection reflect Pebblebrook’s 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Same-Property Revenues:
Rooms	$89,787	$83,079	$241,149	$222,880
Food and beverage	33,508	33,280	100,093	97,876
Other	8,241	7,632	22,575	20,961
Total hotel revenues	131,536	123,991	363,817	341,717

Same-Property Expenses:
Rooms	$22,032	$20,329	$61,838	$57,101
Food and beverage	25,183	24,961	74,971	73,838
Other direct	3,647	4,117	10,338	11,449
General and administrative	10,861	10,138	30,995	29,623
Sales and marketing	9,213	8,693	26,665	25,885
Management fees	4,252	3,919	11,474	10,276
Property operations and maintenance	3,865	3,818	11,111	11,224
Energy and utilities	3,270	3,245	9,010	9,134
Property taxes	4,843	4,211	13,957	11,974
Other fixed expenses	3,854	3,548	10,506	10,115
Total hotel expenses	91,020	86,979	260,865	250,619

Same-Property EBITDA	$40,516	$37,012	$102,952	$91,098

Same-Property EBITDA Margin	30.8%	29.9%	28.3%	26.7%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2013, except for Hotel Modera and Pebblebrook’s 49% ownership interest in the Manhattan Collection for both 2013 and 2012. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2013, except for the Hotel Zetta (formerly Hotel Milano) for the first quarter, The Redbury Hotel for the first and second quarters, Hotel Modera for the first, second and third quarters of both 2013 and 2012 and Pebblebrook’s 49% ownership interest in the Manhattan Collection for both 2013 and 2012. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Same-Property Revenues:
Rooms	$19,284	$19,464	$53,193	$53,275
Food and beverage	1,318	1,402	4,652	4,672
Other	614	617	1,870	1,967
Total hotel revenues	21,216	21,483	59,715	59,914

Same-Property Expenses:
Rooms	$5,629	$5,439	$16,846	$16,304
Food and beverage	1,466	1,415	4,803	4,480
Other direct	123	113	353	330
General and administrative	1,908	1,647	5,852	5,352
Sales and marketing	1,283	1,169	3,753	3,552
Management fees	667	695	1,881	1,885
Property operations and maintenance	798	719	2,287	2,136
Energy and utilities	606	666	1,968	2,012
Property taxes	1,863	1,680	5,487	4,972
Other fixed expenses	128	97	361	297
Total hotel expenses	14,471	13,640	43,591	41,320

Same-Property EBITDA	$6,745	$7,843	$16,124	$18,594

Same-Property EBITDA Margin	31.8%	36.5%	27.0%	31.0%

Notes:

This schedule of hotel results reflects Pebblebrook’s 49% ownership interest in the Manhattan Collection for the three and nine months ended September 30, and only includes information for the six hotels that comprise the Manhattan Collection as of September 30, 2013. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3

DoubleTree by Hilton Bethesda	X	X	X
Sir Francis Drake	X	X	X
InterContinental Buckhead	X	X	X
Hotel Monaco Washington, DC	X	X	X
Grand Hotel Minneapolis	X	X	X
Skamania Lodge	X	X	X
Le Meridien Delfina Santa Monica (formerly Sheraton)	X	X	X
Sofitel Philadelphia	X	X	X
Argonaut Hotel	X	X	X
Hotel Monaco Seattle	X	X	X
Westin Gaslamp Quarter San Diego	X	X	X
Mondrian Los Angeles	X	X	X
Viceroy Miami	X	X	X
W Boston	X	X	X
Manhattan Collection	X	X	X
Hotel Zetta (formerly Hotel Milano)		X	X
Hotel Vintage Park Seattle	X	X	X
Hotel Vintage Plaza Portland	X	X	X
W Los Angeles - Westwood	X	X	X
Hotel Palomar San Francisco	X	X	X
Embassy Suites San Diego Bay	X	X	X
The Redbury Hotel			X
Hotel Modera

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s third quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of September 30, 2013, except for Hotel Modera, for both 2013 and 2012. Results for the Manhattan Collection reflect Pebblebrook's 49% ownership interest. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company’s September 30 year-to-date Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of September 30, 2013, except for the Hotel Zetta (formerly Hotel Milano) for the first quarter, The Redbury Hotel for the first and second quarters and Hotel Modera for the first, second and third quarters of both 2013 and 2012. Results for the Manhattan Collection reflect Pebblebrook's 49% ownership interest. Operating statistics and financial results include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2013 Outlook include the hotels owned as of September 30, 2013, except for Hotel Zetta for the first quarter, The Redbury Hotel for the first and second quarters and Hotel Modera for the first, second and third quarters. The operating statistics and financial results in this press release may include periods prior to the Company’s ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2013 Outlook only reflect the Company's 49% ownership interest in those hotels.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	Full Year 2012

Occupancy	75%	85%	87%	79%	82%
ADR	$194	$216	$217	$220	$212
RevPAR	$146	$183	$189	$174	$173

Revenues	$119.8	$145.6	$148.0	$142.4	$555.9
Hotel EBITDA	$23.7	$44.1	$46.4	$39.6	$153.8

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013

Occupancy	79%	86%	87%
ADR	$200	$225	$231
RevPAR	$158	$194	$201

Revenues	$127.5	$153.8	$155.5
Hotel EBITDA	$27.1	$48.0	$48.8

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of September 30, 2013, except for the operating results of Hotel Zetta (formerly Hotel Milano) for the first quarter of 2012. The hotel operating results for the Manhattan Collection only includes 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	Full Year 2012

Occupancy	73%	83%	86%	77%	80%
ADR	$193	$204	$208	$201	$202
RevPAR	$141	$169	$179	$155	$161

Revenues	$104.1	$122.9	$126.5	$116.9	$470.4
Hotel EBITDA	$21.6	$35.5	$38.5	$29.3	$124.9

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013

Occupancy	78%	86%	87%
ADR	$198	$214	$223
RevPAR	$154	$184	$193

Revenues	$111.2	$131.6	$134.2
Hotel EBITDA	$25.4	$40.4	$42.0

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of September 30, 2013, except for the operating results of Hotel Zetta (formerly Hotel Milano) for the first quarter of 2012 and Pebblebrook's 49% interest in the Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	Full Year 2012

Occupancy	87%	93%	93%	93%	91%
ADR	$201	$282	$268	$316	$268
RevPAR	$175	$263	$249	$293	$245

Revenues	$15.8	$22.7	$21.5	$25.6	$85.5
Hotel EBITDA	$2.1	$8.6	$7.8	$10.3	$28.9

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013

Occupancy	86%	88%	90%
ADR	$212	$292	$276
RevPAR	$183	$258	$247

Revenues	$16.3	$22.2	$21.2
Hotel EBITDA	$1.7	$7.6	$6.7

Notes:

These historical hotel operating results include only information from the 6 hotel properties in the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.